Exhibit 99.1

Waystar Reports First Quarter 2025 Results

Q1 revenue growth of 14% year-over-year

Q1 net income of $29.3 million and non-GAAP net income of $58.7 million

Q1 net income margin of 11%; adjusted EBITDA margin of 42%

Raising revenue and adjusted EBITDA guidance for 2025

LEHI, Utah and LOUISVILLE, Ky., April 30, 2025 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the first quarter ended March 31, 2025.

“Waystar sustained strong momentum in the first quarter of 2025, delivering net income margins exceeding 10%, adjusted EBITDA margins exceeding 40%, and our fourth consecutive quarter of double-digit revenue growth as a public company,” said Matt Hawkins, Chief Executive Officer of Waystar. “We also advanced our innovation roadmap with the launch of Waystar AltitudeAI, equipping clients with powerful AI capabilities that streamline workflows and improve financial performance. With a resilient foundation and durable growth model, we have the visibility and confidence to raise our full-year revenue and adjusted EBITDA guidance.”

First Quarter 2025 Financial Highlights

•	Revenue of $256.4 million, up 14% year-over-year
•	Net income of $29.3 million, GAAP net income per diluted share of $0.16, and net income margin of 11%
•	Non-GAAP net income of $58.7 million and non-GAAP net income per diluted share of $0.32
•	Adjusted EBITDA of $107.7 million and adjusted EBITDA margin of 42%
•	Cash flow from operations of $64 million and unlevered free cash flow of $79 million

Key Metrics and Revenue Disaggregation

•	1,244 clients contributed over $100,000 in LTM revenue, up 15% year-over-year
•	Net revenue retention rate (NRR) of 114% over LTM ending March 31, 2025
•	Subscription revenue of $125.0 million, up 18% year-over-year
•	Volume-based revenue of $129.9 million, up 11% year-over-year

Financial Outlook

As of April 30, 2025, Waystar provides the following guidance for its full fiscal year 2025.1

•	Total revenue is expected to be between $1.006 billion and $1.022 billion
•	Adjusted EBITDA is expected to be between $406 million and $414 million
•	Non-GAAP net income is expected to be between $241 million and $247 million
•	Diluted non-GAAP net income per share is expected to be between $1.31 and $1.34

Webcast Information

Waystar's financial results will be discussed on a conference call scheduled at 4:30 p.m. Eastern Daylight Time today, April 30, 2025. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K filed April 30, 2025, can be accessed on the Investor Relations page of the company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Non-GAAP Financial Measures

To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted EBITDA and adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

1 We have not reconciled the forward-looking adjusted EBITDA, non- GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

The following non-GAAP financial measures and key performance metrics are defined below:

Adjusted EBITDA and adjusted EBITDA Margin

We define adjusted EBITDA as net income / (loss) before interest expense, net, income tax expense / (benefit), depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements and IPO and secondary offering costs. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Non-GAAP Net Income / (loss) and Non-GAAP Net Income / (loss) Per Share

We define non-GAAP net income as GAAP net income / (loss) excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, costs related to our IPO, and the Secondary Offering, and costs related to amended debt agreements and amortization of intangibles. The tax effects of the adjustments are calculated using a management estimated annual effective non-GAAP tax rate of 21%, which is based on our statutory federal tax rate and provides consistency across interim reporting periods by eliminating the effects of non-recurring and period specific items. Due to the differences in the tax treatment of items excluded from non-GAAP net income, our estimate tax rate on non-GAAP net income may differ from our GAAP tax rate. Non-GAAP net income per share is shown on both a basic and diluted basis and is defined as non-GAAP net income divided by the basic or diluted weighted-average shares, respectively.

Unlevered Free Cash Flow

We define unlevered free cash flow as cash from operations plus cash interest paid less capital expenses.

Net Debt

We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents and investment securities.

Adjusted Net Leverage Ratio

We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.

Key Performance Metrics

Net Revenue Retention Rate

Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.

Customer Count with >$100,000 of Revenue

We regularly monitor and review our count of clients who generate more than $100,000 of revenue.

Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2025, and future periods; the performance of our new product offerings; our industry and market opportunities, business strategy, goals, and expectations concerning our market position, future operations, margins and profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2025.

The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes, or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform; the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our processing of personal information; reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; consumer protection laws and regulations; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act and anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; restrictive covenants in the agreements governing our credit facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; actions of certain of our significant investors, who may have different interests than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.

Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.

About Waystar

Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 6 billion healthcare payment transactions, including over $1.8 trillion in annual gross claims and spanning approximately 50% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar Holding Corp.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except for Share and Per Share Data)

	Three months ended March 31,
	2025	2024
Revenue	$256,435	$224,792
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	83,345	75,192
Sales and marketing	40,123	33,780
General and administrative	23,300	26,135
Research and development	11,078	10,320
Depreciation and amortization	33,380	44,174
Total operating expenses	191,226	189,601
Income from operations	65,209	35,191
Other expense
Interest expense	(18,257)	(55,812)
Related party interest expense	(643)	(1,372)
Income/(loss) before income taxes	46,309	(21,993)
Income tax expense/(benefit)	17,040	(6,061)
Net income/(loss)	$29,269	$(15,932)
Net income/(loss) per share:
Basic	$0.17	$(0.13)
Diluted	$0.16	$(0.13)
Weighted-average shares outstanding:
Basic	172,188,237	121,675,298
Diluted	180,691,994	121,675,298

Waystar Holding Corp.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands, Except for Share and Per Share Data)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$223,995	$182,133
Restricted cash	25,723	22,449
Investment securities	24,419	—
Accounts receivable, net of allowance of $5,897 at March 31, 2025 and $5,885 at December 31, 2024	147,264	145,235
Income tax receivable	—	2,838
Prepaid expenses	16,900	14,414
Other current assets	2,249	3,972
Total current assets	440,550	371,041
Property, plant and equipment, net	46,645	46,731
Operating lease right-of-use assets, net	9,896	10,820
Intangible assets, net	1,010,933	1,039,049
Goodwill	3,019,999	3,019,999
Deferred costs	85,088	82,815
Other long-term assets	6,067	6,549
Total assets	$4,619,178	$4,577,004
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$45,064	$47,365
Accrued compensation	15,857	31,589
Aggregated funds payable	25,253	22,059
Other accrued expenses	25,646	15,930
Deferred revenue	11,348	10,527
Current portion of long-term debt	11,228	11,311
Related party current portion of long-term debt	440	357
Current portion of operating lease liabilities	5,538	5,591
Current portion of finance lease liabilities	926	904
Total current liabilities	141,300	145,633
Long-term liabilities
Deferred tax liability	104,927	100,523
Long-term debt, net, less current portion	1,174,879	1,185,411
Related party long-term debt, net, less current portion	43,356	35,211
Operating lease liabilities, net of current portion	11,785	13,133
Finance lease liabilities, net of current portion	11,049	11,290
Deferred revenue–LT	5,692	5,739
Other long-term liabilities	278	278
Total liabilities	1,493,266	1,497,218
Commitments and contingencies (Note 20)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 shares authorized as of March 31, 2025 and December 31, 2024, respectively; zero shares issued or outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 shares authorized at March 31, 2025 and December 31, 2024, respectively; 172,963,709 and 172,108,240 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,730	1,722
Additional paid-in capital	3,315,497	3,298,083
Accumulated other comprehensive income	316	881
Accumulated deficit	(191,631)	(220,900)
Total stockholders’ equity	3,125,912	3,079,786
Total liabilities and stockholders’ equity	$4,619,178	$4,577,004

Waystar Holding Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in Thousands)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities
Net income/(loss)	$29,269	$(15,932)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	33,380	44,174
Stock-based compensation	6,744	2,528
Provision for bad debt expense	1,255	556
Loss on extinguishment of debt	—	8,869
Deferred income taxes	4,569	(19,591)
Amortization of debt discount and issuance costs	667	1,680
Changes in:
Accounts receivable	(3,284)	(10,274)
Income tax refundable	2,838	6,811
Prepaid expenses and other current assets	(1,460)	(3,538)
Deferred costs	(2,222)	(4,230)
Other long-term assets	324	(325)
Accounts payable and accrued expenses	(8,130)	(1,280)
Deferred revenue	775	1,711
Operating lease right-of-use assets and lease liabilities	(476)	(429)
Net cash provided by operating activities	64,249	10,730
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(5,426)	(5,560)
Purchase of investment securities	(24,431)	—
Net cash used in investing activities	(29,857)	(5,560)
Cash flows from financing activities
Change in aggregated funds liability	3,194	3,538
Repurchase of shares	—	(225)
Proceeds from exercise of common stock options	10,686	71
Proceeds from issuances of debt, net of creditor fees	—	535,209
Payments on debt	(2,917)	(516,774)
Third-party fees paid in connection with issuance of new debt	—	(1,410)
Finance lease liabilities paid	(219)	(199)
Net cash provided by financing activities	10,744	20,210
Increase in cash and cash equivalents during the period	45,136	25,380
Cash and cash equivalents and restricted cash–beginning of period	204,582	45,428
Cash and cash equivalents and restricted cash–end of period	$249,718	$70,808
Supplemental disclosures of cash flow information
Interest paid	$19,960	$40,513
Cash taxes paid (refunds received), net	532	(54)
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	56	518
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	223,995	57,337
Restricted cash	25,723	13,471
Total	249,718	70,808

Waystar Holding Corp.
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2025	2024
Net income/(loss)	29,269	(15,932)
Interest expense	18,900	57,184
Income tax expense/(benefit)	17,040	(6,061)
Depreciation and amortization	33,380	44,174
Stock-based compensation expense	6,744	2,528
Acquisition and integration costs	229	302
Costs related to amended debt agreements	-	10,402
IPO and Secondary Offering expenses	1,430	164
Other (a)	754	-
Adjusted EBITDA	107,746	92,761
Revenue	256,435	224,792
Net income/(loss) margin	11.4%	(7.1%)
Adjusted EBITDA margin	42.0%	41.3%

(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and executive severance totaling $0.5 million for the three months ended March 31, 2025.

Waystar Holding Corp.
Reconciliation of Non-GAAP Operating Expenses
(in thousands)

(unaudited)

	Three months ended
	March 31,
	2025	2024
Cost of revenue (exclusive of depreciation and amortization expenses)	83,345	75,192
Less: Stock-based compensation expense	(231)	(122)
Less: Acquisition and integration costs	-	(31)
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	83,114	75,039

Sales and marketing	40,123	33,780
Less: Stock-based compensation expense	(1,392)	(478)
Sales and marketing, adjusted	38,731	33,302

General and administrative	23,300	26,135
Less: Stock-based compensation expense	(4,106)	(1,540)
Less: Acquisition and integration costs	(107)	(83)
Less: Costs related to amended debt agreements	-	(10,402)
Less: IPO and Secondary Offering expenses	(1,430)	(164)
Less: Other (a)	(754)	-
General and administrative, adjusted	16,903	13,946

Research and development	11,078	10,320
Less: Stock-based compensation expense	(1,015)	(388)
Less: Acquisition and integration costs	(122)	(188)
Research and development, adjusted	9,941	9,744

Depreciation and amortization	33,380	44,174
Less: Intangible amortization	(28,115)	(39,080)
Depreciation and amortization, adjusted	5,265	5,094

Income tax expense/(benefit)	17,040	(6,061)
Plus: Tax effect of adjustments	7,827	11,020
Income tax expense, adjusted	24,867	4,959

(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and executive severance totaling $0.5 million for the three months ended March 31, 2025.

Waystar Holding Corp.
Reconciliation of Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	March 31,
	2025	2024
Net income/(loss)	29,269	(15,932)
Stock based compensation expense	6,744	2,528
Acquisition and integration costs	229	302
Costs related to amended debt agreements	-	10,402
IPO and Secondary Offering expenses	1,430	164
Other (a)	754	-
Intangible amortization	28,115	39,080
Tax effect of adjustments	(7,827)	(11,020)
Non-GAAP net income	58,714	25,524

Non-GAAP net income per share, basic	0.34	0.21
Non-GAAP net income per share, diluted	0.32	0.20

Weighted average shares used in computing basic Non-GAAP net income per share	172,188,237	121,675,298
Weighted average shares used in computing diluted Non-GAAP net income per share	180,691,994	127,095,087

(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and executive severance totaling $0.5 million for the three months ended March 31, 2025.

Waystar Holding Corp.
Reconciliation of Unlevered Free Cash Flow
(in thousands)
(unaudited)
	Three months ended
	March 31,
	2025	2024
Net cash provided by operating activities	64,249	10,730
Interest paid	19,960	40,513
Purchase of property and equipment and capitalization of internally developed software costs	(5,426)	(5,560)
Unlevered free cash flow	78,783	45,683

Waystar Holding Corp.
Reconciliation of Net Debt
(in thousands)
(unaudited)

	March 31,
	2025		2024
First lien term loan facility outstanding debt, current	11,668		22,000
First lien term loan facility outstanding debt, net of current portion	1,148,960		2,178,000
Receivables facility outstanding debt	80,000		70,000
Cash and cash equivalents	(223,995)		(57,337)
Investment securities	(24,419)		-
Net debt	992,214		2,212,663

Trailing Twelve Months Adjusted EBITDA	398,481		343,753

Adjusted Gross leverage ratio	3.1	x	6.6	x
Adjusted Net leverage ratio	2.5	x	6.4	x

Waystar Holding Corp.
Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended				TTM
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2025
Net income/(loss)	29,269	19,079	5,413	(27,685)	26,076
Interest expense	18,900	20,086	18,459	50,541	107,986
Income tax expense/(benefit)	17,040	13,978	3,274	(14,611)	19,681
Depreciation and amortization	33,380	37,996	60,185	44,276	175,837
Stock-based compensation expense	6,744	7,037	7,903	36,969	58,653
Acquisition and integration costs	229	163	188	206	786
Costs related to amended debt agreements	-	1,262	106	2,368	3,736
IPO and Secondary Offering expenses	1,430	26	109	1,841	3,406
Other (a)	754	526	1,040	-	2,320
Adjusted EBITDA	107,746	100,153	96,677	93,905	398,481

(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office and executive severance

Media Contact

Kristin Lee
kristin.lee@waystar.com

Investor Contact

Sandy Draper

investors@waystar.com

502-238-9511